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ROB VAN DER MERWE STEPS DOWN AS CHECKPOINT SYSTEMS, INC. CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

BOARD APPOINTS INDEPENDENT DIRECTOR GEORGE BABICH, JR., AN EXECUTIVE WITH PROVEN TURNAROUND EXPERIENCE, AS INTERIM CEO AND PRESIDENT; ELECTS WILLIAM S. ANTLE III
AS NON-EXECUTIVE CHAIRMAN

WILLIAM ANTLE AND GEORGE BABICH TO FORM SPECIAL COMMITTEE TO LEAD A COMPREHENSIVE TURNAROUND INITIATIVE

COMPANY TO RE-EVALUATE STRATEGIES OF EACH BUSINESS UNIT TO ENHANCE OPERATIONAL PERFORMANCE AND DRIVE GROWTH

Thorofare, New Jersey, May 3, 2012 – The Board of Directors of Checkpoint Systems, Inc. (NYSE: CKP) announced today the retirement of Chairman, President and Chief Executive Officer Rob van der Merwe, effective immediately.  The Board has named Independent Director George Babich, Jr., an executive with proven turnaround experience, as interim CEO and President, and elected William S. Antle, III as non-executive Chairman.  The Company will also announce today its first quarter 2012 results in a separate news release.

Mr. Babich has served on the Checkpoint Board since 2006 and was a member of the Audit Committee and the Compensation Committee.  Mr. Babich and Mr. Antle will form a Special Committee to lead a comprehensive new turnaround initiative at Checkpoint.  As part of this effort, the Special Committee will conduct a thorough strategic review of each of Checkpoint’s business units in order to enhance operational performance and drive growth.  Other Checkpoint Directors will serve on the Special Committee from time to time to provide guidance on their specific areas of business expertise.

Mr. van der Merwe said, “Checkpoint’s recent performance continued to be dogged by volatile retail market conditions during the first quarter. Despite this, the cost take-out we committed to last October is solidly on track and I am proud of the rapid progress made by the global teams. The Board and I have mutually agreed that a change would be in the best interests of the Company.  Accordingly, I will be assisting George to effect a smooth transition before taking early retirement. My team is in good hands and I would like to take this opportunity to publicly wish them the very best going forward.”

R. Keith Elliott, Lead Independent Director of the Checkpoint Board, said, “On behalf of the entire Board of Directors, I would like to thank Rob for his many years of service to Checkpoint.  Rob has told the Board that he will help ensure a smooth transition and we wish him well in his future endeavors.

“We’re pleased Mr. Babich has agreed to take on the CEO role on an interim basis as we determine the best strategies for moving each business unit forward,” added Mr. Elliott.  “The extensive expertise George brings to this new role is an ideal combination of proven leadership skills and deep experience managing through a major corporate turnaround.”

Mr. Babich is a highly respected business leader who has more than 30 years of financial, business operations, and strategic planning experience in the retail, consumer products, manufacturing, and service sectors.  Previously, Mr. Babich served as President and Chief Financial Officer of Pep Boys – Manny, Moe & Jack, where he carried out a comprehensive review of each of its business units with the goal of enhancing operational performance and increasing shareholder value.  As a result of that multi-year financial and operational restructuring effort, the company’s operating profit and market capitalization increased significantly.  His experience also includes senior financial management positions at Pepsico Inc., Ford Motor Company, and The Franklin Mint.

After the Special Committee has completed its review of each of Checkpoint’s business units and has determined the best path forward, the Board will recruit a permanent CEO with the right qualifications to help ensure Checkpoint’s future success.  External as well as internal candidates will be considered in this search.

“Mr. Antle has been a terrific Board member and we look forward to his continued leadership as Chairman,” said Mr. Elliott.  “He brings unsurpassed skills and extensive turnaround experience and has a solid record of achievement revitalizing companies facing operational challenges.”

Mr. Antle has more than 25 years of management and consulting experience, specializing in turning around and growing under-performing companies.  A Director at Checkpoint since 2003, he also has significant experience in the manufacturing industry.  Mr. Antle served as the Chairman, President and Chief Executive Officer of Oak Industries, Inc., engineering a successful turnaround, which culminated in the company’s $1.8 billion sale to Corning Inc.  A co-founder of the Hadleigh Group, a turnaround consulting firm, he also held senior management positions with Bain & Company, where he helped clients resolve a range of strategic, financial and operational issues.

Mr. Babich said, “The Board and I believe in the prospects for Checkpoint’s underlying business and look forward to continuing to build our global enterprise and position the Company for future growth.  We have a strong financial foundation that includes a solid balance sheet and significant cash reserves, an attractive range of product offerings, and a well-established global customer base.  We have made notable progress in meeting our cost-reduction targets and will continue to do so.  I look forward to working with the Company’s talented management team and dedicated employees to expand our sales channels, identify new business opportunities, and accelerate the pace of both technology development and R&D.”

Mr. Elliott continued, “The Board has determined that the Company must re-evaluate the strategies of each of its business units to position Checkpoint for a solid future.  This intensive review will focus on how best to build upon the Company’s global product offerings, strong pipeline, and deep customer relationships across the retail sector.”

About George Babich:
Mr. Babich has more than 30 years of financial, business operations, and strategic planning experience in public and private companies focused in the retail, consumer products, manufacturing, and service sectors.

Mr. Babich was President of Pep Boys from 2004 to 2005 and Chief Financial Officer and President from 2002 to 2004, and served as an officer of Pep Boys beginning in 1996.  Previously, Mr. Babich was a financial executive for Morgan, Lewis & Bockius, The Franklin Mint, Pepsico Inc., and Ford Motor Company.

From 2005 to present, Mr. Babich has been a member of the Board of Directors for Teleflex Incorporated, serving on the Audit Committee.

Mr. Babich is a veteran of the United States Army and is a graduate of the University of Michigan, where he earned a Bachelor of Business Administration degree.

About William Antle:
Mr. Antle has more than 25 years of management and consulting experience, specializing in turning around and growing under-performing companies.  A Director at Checkpoint since 2003, he also has significant experience in the manufacturing industry.

From 1989 to 2000, Mr. Antle served as the Chairman, President and Chief Executive Officer of Oak Industries, Inc., a leading manufacturer of highly engineered components for the communications industries.  Hired to lead the company’s reorganization, Mr. Antle engineered a successful turnaround, which culminated in Oak Industries’ $1.8 billion sale to Corning Inc.

Prior to joining Oak Industries, Mr. Antle co-founded the Hadleigh Group, a turnaround consulting firm, after having held senior management positions with Bain & Company, where he helped clients resolve strategic, financial and operational issues.  He also served as General Manager of a four-plant complex in the U.K. for Cummins Engine Company, the largest independent manufacturer of diesel engines.

In addition, Mr. Antle has served on the Board of Directors at John H. Harland Company and ESCO Technologies, Inc.  He was also Chairman of Linc.net, a provider of network infrastructure services to telecom companies, ISPs, cable TV operators and utilities.

He is a graduate of the United States Naval Academy in Annapolis, Maryland, and holds an MBA from the Harvard Graduate School of Business.

Checkpoint Systems, Inc.

Checkpoint Systems is a global leader in shrink management, merchandise visibility and apparel labeling solutions. Checkpoint enables retailers and their suppliers to reduce shrink, improve shelf availability and leverage real-time data to achieve operational excellence. Checkpoint solutions are built upon 40 years of RF technology expertise, diverse shrink management offerings, a broad portfolio of apparel labeling solutions, market-leading RFID applications, innovative high-theft solutions and its Web-based Check-Net data management platform  As a result, Checkpoint customers enjoy increased sales and profits by improving supply-chain efficiencies, by facilitating on-demand label printing and by providing a secure open-merchandising environment enhancing the consumer’s shopping experience.  For more information, visit www.checkpointsystems.com.

Caution Regarding Forward-Looking Statements

This press release includes information that constitutes forward-looking statements.  Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” or “will.”  By their nature, forward-looking statements address matters that are subject to risks and uncertainties.  Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements.  Factors that could cause or contribute to such differences include: the impact upon operations of legal compliance matters or internal controls review, improvement and remediation, including the detection of wrongdoing, improper activities, or circumvention of internal controls; our ability to integrate the Shore To Shore acquisition we acquired in the second quarter of 2011 and other prior acquisitions and to achieve our financial and operational goals for our acquisitions; changes in international business conditions; foreign currency exchange rate and interest rate fluctuations; lower than anticipated demand by retailers and other customers for our products; slower commitments of retail customers to chain-wide installations and/or source tagging adoption or expansion; possible increases in per unit product manufacturing costs due to less than full utilization of manufacturing capacity as a result of slowing economic conditions or other factors; our ability to provide and market innovative and cost-effective products; the development of new competitive technologies; our ability to maintain our intellectual property; competitive pricing pressures causing profit erosion; the availability and pricing of component parts and raw materials; possible increases in the payment time for receivables as a result of economic conditions or other market factors; changes in regulations or standards applicable to our products; the ability to successfully implement global cost reductions in operating expenses including, field service, sales, and general and administrative expense, and our manufacturing and supply chain operations without significantly impacting revenue and profits; our ability to maintain effective internal control over financial reporting; risks generally associated with our company-wide implementation of an enterprise resource planning (ERP) system and additional matters disclosed in our Securities and Exchange Commission filings.  We do not undertake to update our forward-looking statements, except as required by applicable securities laws.

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